EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kerri S. Bernstein, Kerri.S.Bernstein@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS DELIVERS ON 2022 GROWTH PLAN WITH FULL-YEAR REVENUE GROWTH OF 25% AND EARNINGS PER SHARE OF $9.85
FOURTH-QUARTER 2022 REVENUE INCREASED 17% TO A RECORD $14.2 BILLION, DRIVEN BY HIGHEST EVER QUARTERLY CARD MEMBER SPENDING; EPS FOR QUARTER WAS $2.07
COMPANY EXPECTS FULL-YEAR 2023 REVENUE GROWTH OF 15% TO 17% AND EPS OF $11.00 TO $11.40 AS IT CONTINUES TO EXECUTE ON ITS GROWTH PLAN

($ in millions, except per share amounts, and where indicated)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2022	2021		2022	2021
Total Network Volumes (Billions)	$413.3	$368.1	12	$1,552.8	$1,284.2	21
Total Revenues Net of Interest Expense	$14,176	$12,145	17	$52,862	$42,380	25
Total Provisions for Credit Losses	$1,027	$53	#	$2,182	$(1,419)	#
Net Income	$1,572	$1,719	(9)	$7,514	$8,060	(7)
Diluted Earnings Per Common Share [1]	$2.07	$2.18	(5)	$9.85	$10.02	(2)
Average Diluted Common Shares Outstanding	746	769	(3)	752	790	(5)

# - Denotes a variance of 100 percent or more.
New York – January 27, 2023 – American Express Company (NYSE: AXP) today reported full-year net income of $7.5 billion, or $9.85 per share, compared with net income of $8.1 billion, or $10.02 per share, a year ago.
“We ended 2022 with record revenues, which grew 25 percent from a year earlier, and earnings per share of $9.85, both well above the guidance that we provided when we introduced our long-term growth plan at the start of last year, despite a mixed economic environment,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Our performance demonstrates that our strategy is working, and our business is in an even stronger position today than before the pandemic. We have significantly grown the company’s revenue base by investing in our value propositions, increasing our generational relevance, growing merchant acceptance, introducing new digital capabilities, and enhancing our Membership Model with new lifestyle offerings and financial services.
“This has led to sustained growth in customer acquisitions – which reached a record 12.5 million new Card accounts in 2022 – along with high levels of engagement and retention, which has enabled us to build scale while driving momentum across our core businesses. Our credit metrics remain strong, supported by our premium customer base, exceptional risk management capabilities and the thoughtful actions we have taken throughout the year.
“Given our momentum, we expect 2023 revenue growth of 15 percent to 17 percent and earnings per share of $11.00 to $11.40. Our performance to date and the opportunities ahead position us well to deliver on our longer-term growth plan aspirations for double-digit annual revenue growth and mid-teens EPS growth.”
Consolidated total revenues net of interest expense for the full year were $52.9 billion, up 25 percent from $42.4 billion a year ago. The increase primarily reflected growth in Card Member spending compared to the prior year.
Consolidated provisions for credit losses for the full year were $2.2 billion, compared with a benefit of $1.4 billion a year ago. The change reflected a reserve build of $617 million, compared with a reserve release of $2.5 billion in the prior year. Credit metrics remained strong throughout the year and below pre-pandemic levels.
Consolidated expenses for the full year were $41.1 billion, up 24 percent from $33.1 billion a year ago, primarily reflecting higher customer engagement costs driven by higher network volumes and increased usage of travel-related benefits throughout the year. Operating expenses also increased, primarily reflecting net losses of $302 million related to Amex Ventures investments in the current year compared with net gains of $767 million in the prior year, as well as higher compensation costs in the current year.
The consolidated effective tax rate for the full year was 21.6 percent, down from 24.6 percent a year ago, primarily reflecting discrete tax benefits in the current year related to the resolution of prior-year tax items.
Fourth-Quarter 2022 Results
For the fourth quarter of 2022, the company reported net income of $1.6 billion, or $2.07 per share, compared with net income of $1.7 billion, or $2.18 per share, a year ago.
Fourth-quarter consolidated total revenues net of interest expense were $14.2 billion, up 17 percent from $12.1 billion a year ago. The increase was primarily driven by increased Card Member spending, as well as higher net interest income, reflecting higher average loan volumes.
Consolidated provisions for credit losses were $1.0 billion, compared with $53 million a year ago. The increase reflected a reserve build of $492 million, compared with a net reserve release of $168 million a year ago, as well as higher net write-offs in the current quarter. Credit metrics remained strong in the current quarter and below pre-pandemic levels.
Consolidated expenses were $11.3 billion, up 15 percent from $9.8 billion a year ago. The increase primarily reflected higher customer engagement costs, driven by higher network volumes and increased usage of travel-related benefits, and was partially offset by lower marketing expenses in the current quarter. Operating expenses also increased, primarily reflecting higher compensation costs and a net loss on Amex Ventures investments of $234 million in the quarter.
The consolidated effective tax rate was 16.0 percent, down from 25.5 percent a year ago, primarily reflecting discrete tax benefits related to the resolution of prior-year tax items in the current quarter.
Planned Dividend Increase
The company plans to increase the regular quarterly dividend on its common shares outstanding by 15 percent, from $0.52 to $0.60 per share, beginning with the first quarter 2023 dividend declaration.
U.S. Consumer Services reported fourth-quarter pretax income of $1.3 billion, flat with the prior year.
Total revenues net of interest expense were $6.5 billion, up 23 percent from $5.3 billion a year ago. The increase was primarily driven by higher net interest income, reflecting higher average loan volumes, and increased Card Member spending.

Provisions for credit losses were $542 million, compared with a benefit of $9 million a year ago. The increase reflected a reserve build of $269 million, compared with a net reserve release of $133 million a year ago, as well as higher net write-offs in the current quarter.
Total expenses were $4.7 billion, up 17 percent from $4.0 billion a year ago, primarily reflecting higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits, and partially offset by lower marketing expenses in the current quarter.
Commercial Services reported fourth-quarter pretax income of $547 million, compared with $717 million a year ago.
Total revenues net of interest expense were $3.6 billion, up 15 percent from $3.1 billion a year ago. The increase was primarily driven by increased Card Member spending.
Provisions for credit losses were $271 million, compared with $9 million a year ago. The increase reflected a reserve build of $135 million, compared with a net reserve release of $29 million a year ago, as well as higher net write-offs in the current quarter.
Total expenses were $2.7 billion, up 16 percent from $2.4 billion a year ago, primarily reflecting higher customer engagement costs, driven by higher network volumes.
International Card Services reported a fourth-quarter pretax loss of $15 million, compared with pretax income of $40 million a year ago. Results for this segment were significantly impacted by the strengthening of the U.S. dollar.
Total revenues net of interest expense were $2.4 billion, up 14 percent (25 percent FX-adjusted) from $2.1 billion a year ago. The increase was primarily driven by increased Card Member spending and foreign exchange-related revenue.
Provisions for credit losses were $210 million, compared with $53 million a year ago. The increase reflected a reserve build of $87 million, compared with a net reserve build of $3 million a year ago, as well as higher net write-offs in the current quarter.
Total expenses were $2.2 billion, up 10 percent from $2.0 billion a year ago, primarily reflecting higher customer engagement costs and increased compensation expenses. The increase in customer engagement costs was driven by higher network volumes and increased usage of travel-related benefits, and partially offset by lower marketing expenses in the current quarter.
Global Merchant and Network Services reported fourth-quarter pretax income of $691 million, compared with $475 million a year ago.
Total revenues net of interest expense were $1.8 billion, up 20 percent from $1.5 billion a year ago, primarily reflecting higher network volumes.
Total expenses were $1.1 billion, up 7 percent from $992 million a year ago, primarily reflecting higher compensation expenses.
Corporate and Other reported a fourth-quarter pretax loss of $638 million, compared with a pretax loss of $207 million a year ago. The higher loss was primarily driven by a prior-year non-cash gain related to an increase in the total equity book value of Global Business Travel Group, as well as a larger net loss on Amex Ventures investments in the current quarter.
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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $12 million and $11 million for the three months ended December 31, 2022 and 2021, respectively, and $57 million and $56 million for the years ended December 31, 2022 and 2021, respectively, (ii) dividends on preferred shares of $14 million and $22 million for the three months ended December 31, 2022 and 2021, respectively, and $57 million and $71 million for the years ended December 31, 2022 and 2021, respectively, and (iii) equity-related adjustments of $7 million and $16 million related to the redemption of preferred shares for the three months and year ended December 31, 2021, respectively.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.

•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2022 apply to the period against which such results are being compared). FX-adjusted revenues and expenses constitute non-GAAP measures. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2022, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss fourth-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2023 earnings per common share (EPS) outlook, grow earnings in the future and deliver on its growth plan, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: fiscal and monetary policies and macroeconomic conditions, such as recession risks, effects of inflation, higher interest rates, labor shortages or higher rates of unemployment, supply chain issues, energy costs and the continued effects of the pandemic; geopolitical instability, including the ongoing military conflict between Russia and Ukraine; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or civil money penalties and increases in Card Member remediation; issues impacting brand perceptions and the company’s reputation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2023 revenue growth outlook and its revenue growth aspirations for 2024 and beyond, and the sustainability of the company’s future growth, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs as well as the following: a slowdown or increase in volatility in consumer and business spending volumes; the strengthening of the U.S. dollar beyond expectations; an inability to address competitive pressures, innovate in our products and services, expand into value-adding products and services and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global merchant network; the continued effects of the COVID-19 pandemic, including the spread and severity of the virus, the availability and effectiveness of treatments and vaccines, the imposition of further containment measures and the lingering impacts on customer behaviors, spending and travel patterns, any of which could further exacerbate the effects on economic activity and travel-related revenues; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees;

higher Card Member attrition rates; the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income, the effects of interest rates and the growth rate of loans outstanding being higher or lower than expectations, which could be impacted by, among other things, the behavior and financial strength of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates, including where such changes affect the company’s assets or liabilities differently than expected; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency, reserve and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company; changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the actual amount the company spends on marketing in 2023 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; the company’s ability to realize marketing efficiencies, optimize investment spending and drive increases in revenue; the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; and the company’s ability to balance expense control and investments in the business;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; higher-than-expected customer remediation expenses; inflation; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the company’s ability to control operating expenses and the actual amount spent on operating expenses in 2023 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent, including with respect to an increased colleague headcount; a persistent inflationary environment; the company’s ability to realize operational efficiencies, including through automation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; restructuring activity; supply chain issues; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; information or cyber security incidents; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures and other of the company’s investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;

•the company’s tax rate not remaining consistent with expectations, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, including increasing the level of the dividend, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; results of operations and financial condition; credit ratings and rating agency considerations; required company approvals; and the economic environment and market conditions in any given period;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•the company’s ability to expand its leadership in the premium consumer space, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation, and the company’s ability to develop and market new benefits and value propositions that appeal to Card Members and new customers, offer attractive services and rewards programs and build greater customer loyalty, which will depend in part on identifying and funding investment opportunities, addressing changing customer behaviors, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, continuing to realize the benefits from strategic partnerships, and evolving its infrastructure to support new products, services, and benefits;
•the company’s ability to build on its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s other products and services for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the company’s ability to offer attractive value propositions and new products to potential customers, the company’s ability to enhance and expand its payment and lending solutions and build out a multi-product digital ecosystem to integrate its broad product set, which is dependent on the company’s continued investment in capabilities, features, functionalities, platforms and technologies;
•the ability of the company to expand merchant coverage globally and the company’s success, as well as the success of OptBlue merchant acquirers and GNS partners, in signing merchants to accept American Express, which will depend on, among other factors, the company’s value propositions offered to merchants and merchant acquirers for card acceptance, the awareness and willingness of Card Members to use American Express cards at merchants, scaling marketing and expanding programs to increase card usage, identifying new-to-plastic industries and business as they form, working with commercial buyers and suppliers to establish B2B acceptance, increasing coverage in priority international cities and countries and key industry verticals and executing on the company’s plans in China and for continued technological developments, including capabilities that allow greater digital integration and modernization of the company’s authorization platform;
•the company’s ability to stay on the leading edge of technology and digital payment and travel solutions, which will depend in part on the company’s success in evolving its products and processes for the digital environment, developing new features in the Amex app and enhancing digital channels, building partnerships and executing programs with other companies, effectively utilizing artificial intelligence and increasing automation to address servicing and other customer needs, and supporting the use of the company’s products as a means of payment through online and mobile channels, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services, benefits and partner integrations;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as a further escalation of the war in Ukraine and other military conflicts, future waves of COVID-19 cases, the severity and contagiousness of new variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2022 and the company’s other reports filed with the Securities and Exchange Commission.